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                                                                    Exhibit 10-p

                            SPLIT DOLLAR AGREEMENT


1.  Purposes of Agreement
    ---------------------

    THIS AGREEMENT is made as of this 1st day of August, 1994 between AmSouth Bancorporation (the "Company") and the Woods Irrevocable Trust dated February 18, 1981.

    WHEREAS, John W. Woods (the "Employee") is an employee of the Company; and

    WHEREAS, the Employee shall be insured under policy number 948090074U (the "Policy") issued by Metropolitan Life Insurance Company ("Metropolitan"); and

    WHEREAS, the owner of the Policy shall be the Woods Irrevocable Trust dated February 18, 1981 (the "Owner"); and

    WHEREAS, the Company is willing to assist in the payment of premiums under the Policy as provided in this Agreement; and

    WHEREAS, the Owner has agreed to assign an interest in the Policy to the Company as collateral security for such premium payments, at the time of the first premium payment, on a form of agreement approved by the Company (the "Collateral Assignment");

    NOW, THEREFORE, in consideration of the mutual covenants and agreements described herein, the Company and the Owner hereby agree as follows:


2.  Payment of Premiums
    -------------------

    By the Owner:  The Owner's share of the annual premium for the Policy while
    -------------
    this agreement is in effect will be an amount equal to the amount the Employee would have paid, had such coverage been provided through the group insurance plans of the Company, as in effect at the date of this agreement, without regard to dollar limits on those policies.

    By the Company:  The Company shall pay the balance of premiums on the Policy
    ---------------
    until the earlier of the Program Maturity Age and the termination of this Agreement under Article 6. The Company may increase or decrease the scheduled premium for any year after the first year. Each premium for the Policy following execution of this Agreement will be transferred by the Company to the appropriate Metropolitan account within 31 days following the anniversary date of the Policy.

    The premium payment period and the Program Maturity Age may also be changed by the Company to the extent necessary for compliance of the Policy with Sections 7702 and 7702A of the Internal Revenue Code and the regulations thereunder, if deemed to be in the interest of both parties.


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3.   Policy Beneficiary Designation
     ------------------------------

     The right to designate and change the beneficiary of the Policy and to elect an optional mode of settlement is reserved to the Owner of the Policy. Such Policy Owner shall have the right to designate and change the beneficiaries and contingent beneficiaries and to elect an optional mode of settlement subject to the interest of the Company as Assignee under the Collateral Assignment Agreement, and the Company will make the Policy available to the Owner, if required for endorsement of a change of beneficiary.

4.   Payment of Policy Proceeds in Event of Death of Employee
     --------------------------------------------------------

     If the Employee dies while the Policy and this Agreement are in force, the proceeds of the Policy will be payable as follows:

     (a) Part shall be payable to the Company; this part shall be equal to the aggregate amount of the advances made by the Company pursuant to this Agreement. The Company may request and/or Metropolitan may be required to provide a Policy death benefit in excess of Plan requirements in order to comply with Internal Revenue Code Sections 7702 and 7702A, if deemed to be in the interest of both parties. In such event, any excess death benefits shall be payable to the Company.

     (b) The entire outstanding balance of the proceeds in excess of the part payable under (a) above shall be payable to the beneficiary of the Policy.

5.   Company's Exercise of Rights as Assignee
     ----------------------------------------

     The Company, during the lifetime of the Employee and prior to the termination of this Agreement, may exercise any of its rights as Assignee of the Policy without the consent of the Employee.

     Subject to Company's rights as Assignee, the Owner retains all rights as Owner of the Policy, including the right of assignment. The Owner agrees not to withdraw, surrender, borrow against, or pledge as security for a loan any portion of the Policy cash value while this Agreement is in effect.

6.   Termination of Agreement
     ------------------------

     This Agreement shall terminate at the discretion of the Company if any of the following takes place:

     (a)  Retirement of the Employee;

     (b)  The insolvency of the Company;

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    (c)  The failure of the employee to pay the premium under Article 2 of this
         Agreement;

    (d) Payment to the Company by the Employee of the aggregate amount of the advances made by the Company pursuant to this Agreement;

    (e)  Termination of this Agreement pursuant to Article 7; or

    (f)  The death of the Employee.

    In the event of termination of this Agreement, the aggregate of the advances made by the Company pursuant to this Agreement (or, if less, the net cash value in the Policy), shall become due and payable to the Company. Upon payment of such amount, from the Policy, the Employee, or whatever other source, the Company shall execute a release of the Collateral Assignment Agreement and deliver such release and the Policy to the Owner.

7.  Amendment and Assignment of Agreement
    -------------------------------------

    (a) This Agreement shall not be modified or amended except in writing signed by the parties hereto.

    (b) This Agreement is binding upon the heirs, administrators, successors or assigns of each party.

    (c) This Agreement may be terminated by either party by 30 days' written notice to the other.

8.  State Law
    ---------

    This Agreement shall be subject to and construed in accordance with the laws of the State of Alabama.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


AMSOUTH BANCORPORATION

                                   WOOD IRREVOCABLE TRUST
                                   DATED FEBRUARY 18, 1981


By: /s/ C. Stanley Bailey          By: /s/ W. Baker Crow, IV
   -------------------------          ---------------------------
Title: Vice Chairman               Title: Senior Vice President &
      ----------------------             ------------------------
                                          Trust Officer
                                         ------------------------

                                   Witness: /s/ Henry D. Rumble
                                           ----------------------

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